                                FIRST LEASE AMENDMENT
                                         AND
                                      AGREEMENT

    This First Lease Amendment and Agreement (this "Amendment") is made and entered into to be effective as of February 1, 1996, by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation ("Landlord") and ZALE DELAWARE, INC., a Delaware corporation ("Tenant"), as tenant.

                                       RECITALS

    A. Landlord entered into that certain dated as of September 17, 1992 (the "Original Lease") with Zale Corporation, as debtor and debtor-in-possession, as tenant ("Original Tenant") with respect to the land described on Exhibit A attached hereto and made a part hereof and the remainder of the "Premises" as defined in the Original Lease (and hereinafter so referenced), the street address of which is 901 West Walnut Hill Lane, Irving, Texas.

    B. Original Tenant assigned to Tenant all of Original Tenant's rights, title and interests in and to the Original Lease, and Tenant accepted such assignment and expressly assumed and agreed to perform all of the terms, covenants, conditions, obligations and liabilities required of the Original Tenant under the Original Lease, all as evidenced by that certain Memorandum of Assignment of Lease dated as of July 30, 1993, executed between Original Tenant and Tenant.

    C. Landlord is the current owner of the Premises and the landlord's interest under the Original Lease, and Tenant is the current owner of the leasehold estate and all of the tenant's rights, title, interests, obligations and liabilities under the Original Lease, free and clear of any mortgages or encumbrances on said leasehold estate.

    D. Landlord and Tenant desire to amend the Original Lease as hereinafter provided.

    NOW, THEREFORE, FOR TEN DOLLARS ($10.00) IN HAND PAID, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                      AGREEMENT

    1. RECITALS AND ATTACHMENT I. The Recitals set forth above are incorporated herein and made a part hereof by this reference and ATTACHMENT I and ATTACHMENT II attached hereto are hereby made a part of this Amendment and of the Original Lease.

    2.   AMENDMENTS.  The Original Lease is hereby amended as follows:


    (a) The following words are included at the top of the title page and again at the top of page 1 of the Lease so as to appear underlined and in all upper case letters above the title "Lease":

         "NOTICE: CERTAIN PROVISIONS OF THIS LEASE ARE SUBJECT TO ARBITRATION IN ACCORDANCE WITH THE TERMS HEREOF UNDER THE TEXAS GENERAL ARBITRATION ACT, TEXAS CIVIL PRACTICE AND REMEDIES CODE, CHAPTER 171."

    (b) The first sentence of Section 2 is deleted in its entirety and the following is substituted therefor:

         "(a) The term of this Lease (the "Term") shall be 60 months (plus any Extension Periods properly effectuated as hereinafter described), beginning on September 17, 1992 (the "Commencement Date"). Subject to the last sentence of this Section 2(a), there shall be no rights to renew or extend the initial Term of 60 months, except as expressly provided in subsection 2(b) below."

    (c)  The following shall be added as a new subsection (b) to Section 2:

         "(b) So long as no Event of Default by Tenant exists at the time of the Extension Notice (hereinafter defined) or at the time for the commencement of the Extension Period (hereinafter defined), Tenant shall have the option to extend the initial Term for three (3) successive periods (each being hereinafter referred to as an "Extension Period"), the first such Extension Period being for a period of 126 months (the "First Extension Period"), and the two following Extension Periods being each for a period of five (5) years, without any gap or lapse in the Term, subject to the following conditions. An Extension Period can be effected only by Tenant giving written notice to Landlord of Tenant's election to exercise its option to do so no later than twelve (12) months prior to the then-scheduled expiration date of the then current Term (an "Extension Notice") and, with respect to any Extension Period other than the First Extension Period, by Basic Rental for the subject Extension Period being determined as provided on ATTACHMENT I attached hereto and made a part hereof, or otherwise agreed upon in writing by Tenant and Landlord, all before the first day of the twelve (12) month notice period for the Extension Notice as described above. Tenant's option to effect an Extension Period shall expire and terminate automatically without the necessity or any further notice or action by any party if an Extension Notice is not timely delivered to Landlord or, with respect to the Extension Periods other than the First Extension Period, the Basic Rental for such Extension Period is not determined as provided on ATTACHMENT I or otherwise agreed upon in writing by Tenant and Landlord before the first day of the twelve (12) month notice period for the Extension Notice as described above. Any Extension Period properly effectuated as herein provided shall begin immediately after the scheduled expiration date of the Term in effect at the time that Tenant forwards the Extension Notice. All terms and conditions of this Lease during any Extension Period shall be the same as in effect immediately prior to the commencement of that Extension
         Period, except that (i) for the First Extension Period, Basic Rental shall be as indicated in Section 3a. of this Lease, and (ii) with respect to any Extension Period other than the First Extension
         Period, the Basic Rental for such Extension Period shall be determined as described above, expressed as an amount per annum (payable in monthly installments)."

    (d) Subsection 3(a) is amended by deleting the period at the end thereof and substituting the following language therefor:

         ", until the expiration of the 60th month of the Term. If Tenant exercises its option to extend the Term of this Lease for the First Extension Period, the following provisions shall apply and Basic Rental during the First Extension Period shall be as follows:
         Beginning on the first day of the 61st month of the

         Term and continuing through and including the 120th month of the Term, the Basic Rental shall be $2,906,960.40 per annum and shall be payable in monthly installments of $242,246.70 each. Beginning on the first day of the 121st month of the Term and continuing through and including the 156th month of the Term, the Basic Rental shall be $3,140,235.00 per annum, and shall be payable in monthly installments of $261,686.25 each. Beginning on the first day of the 157th month of the Term and continuing through and including the 186th month of the Term, the Basic Rental shall be $3,319,677.00 per annum, and shall be payable in monthly installments of $276,639.75 each."

    (e) The lead in paragraph of subsection 3(b) is deleted and the following is substituted therefor:

         "b. Additional Rent. In addition to the Basic Rental, Tenant shall pay on behalf of Landlord "Additional Rent" (herein so called) equal to the actual Basic Costs (defined below) incurred and directly related to the Premises. "Basic Costs" shall mean all expenses and disbursements of every and pertaining to the Premises in connection with the following items:"

    (f) Subsection 3(b)(ii) is amended by deleting from the next-to-the-last sentence thereof the words "the first four (4) years" and substituting therefor the words "all except the last year", and by deleting from the last sentence thereof the words "from funds held in escrow for such purpose or from other funds".

    (g) The last paragraph of subsection 3(b), beginning with the words "Additional Rent" is deleted in its entirety, and the following is substituted therefor:

         "Additional Rent shall be payable directly to the entity requiring such payment as such amounts become due and payable."

    (h)  Subsection 3(c) is amended as follows:

         (i) the third sentence is deleted in its entirety and replaced with the following:

                    "Basic Rental is also sometimes referred to in this Lease
                   as "Scheduled Rent"."

         (ii) the fourth sentence is amended by deleting the sixth word ("Rent") and replacing same with the words "Scheduled Rent", by inserting the word "either" prior to the words "by wire transfer", by deleting the words "Trammell Crow Central Office Group, Inc." and substituting therefor the words "Trammell Crow Dallas/Fort Worth, Inc.", and by adding the words "or by check delivered to Trammell Crow Dallas/Fort Worth, Inc., at 2200 Ross Avenue, Suite 3700, Dallas, Texas 75201, either method of payment being at Tenant's option." after "ABA no. 3001964".

      (iii) the following sentence is added to the end of subsection 3(c) so as to constitute the new last sentence thereof:

                   "Tenant shall deliver to Landlord evidence satisfactory to Landlord of payment in full of all Taxes and insurance premiums prior to the date on which any such amounts would become delinquent, and shall, at Landlord's written request, deliver evidence of payment in full of any other portions of the Additional Rent as Landlord may reasonably require."

    (i) Subsection 6(b) is amended by (1) deleting from the first sentence thereof the words "prior to the expiration or termination of this Lease" and substituting therefor the words "no later than the Utilities Separation Date (as hereinafter defined),", (2) deleting from the second sentence the words "no later than the date of termination or expiration of this Lease," and (3) adding the following as the new last two sentences of subsection 6(b):

              "As used in this Lease, the term "Utilities Separation Date" shall mean the earlier to occur of (i) the termination of this Lease, (ii) sixty (60) days after Tenant has received written notice from Landlord that Landlord has entered into a bona fide contract to sell the Land and/or the Building to a third party (which contract may contain conditions and/or a "free look" period), or (iii) September 30, 1997 (unless Tenant exercises its option to extend the Term of this Lease for the First Extension Period, in which case such date set forth in this clause (iii) shall be March 30, 2007); provided, however, that with respect to any executed contract described in clause (ii) above, Landlord shall give Tenant written notice of any termination of such contract by its terms within two (2) business days of receiving notice of such termination, and (A) if Tenant has not commenced the separation of utilities described in this subsection 6(b) at the time that such notice of termination is received from Landlord, Tenant shall not be obligated to commence such separation of utilities until such time as Tenant receives notice that such contract has been reinstated or that a new contract as described in clause (ii) has been executed, at which time the Utilities Separation Date shall be sixty (60) days after such notice; and
              (B) if Tenant has already commenced the separation of utilities described in this subsection 6(b) at the time that such notice of termination is received from Landlord, such notice from Landlord shall have no effect on the then time Utilities Separation Date, nor relieve Tenant of its obligations to timely complete such separation of utilities by such date, and Tenant shall continue to diligently pursue such work until the separation of utilities contemplated by this subsection 6(b) is completed. Notwithstanding anything in this Lease to the contrary, it is agreed and understood that upon receipt by Tenant of written notice from Landlord that a bona fide contract has been entered into with a third party as described in clause (ii) above, Tenant will promptly commence all actions necessary to effectuate the separation of utilities as contemplated by this subsection 6(b) and any separate agreement executed with Landlord, and will diligently pursue same, taking all necessary action so as to be able to complete such separation of utilities within sixty (60) days after receiving such notice, until such time, if any, as the Utilities
              Separation Date is recalculated as described in (A) above pursuant to a notice from Landlord of the, termination of such contract."

    (j)  Subsection 7(b) is amended as follows:

              (i) after the words "free standing structure" in (i), the following words are added:

                   ", which, for purposes of this Lease, shall be deemed to mean a permanent improvement containing walls and a roof, and which is not attached to the Premises"

             (ii) the words "or (v) cost in excess of $25,000, or cause all of such alterations and additions over a 90-day period to exceed $50,000 in costs (any alterations or additions meeting the requirements of (i) through (v) inclusive" are deleted and replaced with the words "(any alteration or addition meeting the requirements of (i) through (iv) inclusive";

            (iii) the words "; provided, however, that the cost limitations set forth in (v) of the preceding sentence shall not apply to Exhibit B items" are deleted;

             (iv) the third sentence of subsection 7(b) is amended by deleting the words "through (v)" and substituting therefor the words "through (iv)";

              (v) the fifth sentence of subsection 7(b) is amended by adding the following words after the words "Landlord shall not unreasonably withhold, condition or delay its approval":

                   "(A) with respect to construction or installation of any alterations described above in (iii) or (iv), inclusive, in this subsection 7b, or (B) with respect to the construction or installation of any alterations described above in (i) or
                   (ii), inclusive, in this subsection 7b.,";

             (vi) the fifth sentence of subsection 7(b) is further amended by adding the following words in clause (c) immediately after the words "mechanical systems and":

                   ", except for two exterior doors which may be installed for Tenant's security purposes to serve Tenant's credit union area at its location as of January, 1996,";

            (vii) the next to the last sentence of subsection 7(b) is deleted in its entirety.

           (viii)  the following sentence is added to the end of subsection
                   7(b):

                   "Except with respect to the two exterior doors for the credit union described above,

                   Landlord may condition its consent to alterations for which its consent is required upon Tenant's agreement and obligation to remove such alterations at the expiration or termination of this Lease, including, without limitation, any consent regarding any structures on the Premises which are free standing structures or which would otherwise constitute free standing structures if not for the lack of one or more walls."

    (k) Subsection 7(b) is further amended by adding the following to the end thereof.

         "Landlord shall reimburse or disburse to Tenant for alterations, purchases, work or payments made or performed by Tenant in compliance with all of the requirements and conditions set forth in this Section 7b, which are commenced after February 1, 1996 (as described below, the "Reimbursable Tenant Expenditures") in an amount not to exceed $4,719,324.60 (the "Tenant Allowance Amounts"), subject to the limitations and conditions hereafter provided. The Reimbursable Tenant Expenditures shall be comprised o and only of (1) any tenant improvements performed in compliance with the provisions of this
         Section 7b., including, without limitations, purchase and installation of telephone and data cabling and any other equipment and materials which are to remain in the Building, (2) payment of remodeling tax, moving costs, design-related costs paid to third parties, up to $358,884 of design-related costs for work performed by Tenant's in-house staff or related employees (the "In-house Design Allowance"), and furniture and furniture systems pertaining to the Premises, (3) any costs associated with a first amendment of this Lease, which are Tenant's responsibility (subject to the provisions of Section 6 of this Amendment), (4) the value of any use by Tenant of Tenant's internal resources to provide any of the services or material described in (1) or (2) above, except for the value of the work pertaining to the In-house Design Allowance, but including any design-related costs performed by Tenant's in-house staff or related employees in excess of $358,884, and (5) the Construction Management Fee (hereinafter defined). Landlord shall be obligated to fund to Tenant the Tenant Allowance Amounts only as reimbursement or payment to Tenant for Reimbursable Tenant Expenditures within twenty (20) days after Tenant's delivery to Landlord of a written request therefor, accompanied by documentation sufficient to satisfy the following conditions precedent to such reimbursement or payment:

    (A) With respect to any Reimbursable Tenant Expenditures which relate to Hard Construction (as hereinafter defined) described in (1) above:

         (i) prior to commencement, such alterations were the subject of at least three (3) competitive bids by qualified contractors, mutually acceptable to both Landlord and Tenant (Tenant reserving the right to pre-select the general contractor based on fee and general conditions negotiations, so long as such general -contractor is acceptable to both Tenant and Landlord, Tenant agreeing to request in writing Landlord's written approval prior to pre-selecting any general contractor, which request by Tenant shad be accompanied by any necessary information regarding such general contractor as Landlord may reasonably require, and Landlord agreeing not to unreasonably withhold or delay its approval after receipt of such written request and accompanying documentation from Tenant, with Landlord's approval being deemed given if Landlord does not respond to such request within fifteen (15) business days after receipt of Tenant's request and accompanying documentation);

         (ii) Tenant or Tenant's representatives prepared the bid instructions, conducted the bid opening and clarified and qualified all construction bids for the alterations (unless the general contractor is pre-selected by Tenant and approved by Landlord as provided above);

         (iii) such alterations were the subject of a contract properly entered into with Tenant on the Approved Contract Form (as used in this Lease, "Approved Contract Form" shall mean. the form of AIA Construction Contract agreed to in writing between Tenant and Landlord as constituting the "Approved Contract Form," and containing no changes therefrom which are not beneficial to the "Owner" under the terms thereof, or any other form of contract approved in writing by

         Landlord for the specific work in question);

         (iv) at Landlord's option and cost, the selection of the contractor, the preparation of the bid package, Landlord's confirmation that any construction contract is on the Approved Contract Form, Landlord's approval of the plans and specifications and the performance of the construction were all coordinated with and monitored by Landlord or its representative;

         (v) any alterations which affect in any way the structural elements of the Building (including, without limitation, the roof, foundation, "footprint" of the shell of the existing improvements, the HVAC, mechanical, electrical or plumbing systems, structural floors or other structural components, or load bearing walls, firewalls or restroom walls within the Building) were the subject of (a) Landlord's approval (written, or deemed in accordance with the provisions of Section 7(e)) prior to commencement, including, without limitation, Landlord's prior approval of the plans and specifications therefor, and (b) Landlord's or Landlord's representative's reasonable supervision throughout the progress of the work involved;

         (vi) Tenant has delivered to Landlord with respect to such alterations for which no prior disbursement of Tenant Allowance Amounts has been made, a written request therefor (a) specifying by name, current address, telephone number and amount owed, all parties to whom Tenant has paid or is obligated to pay such Reimbursable Tenant Expenditures, and describing in reasonable detail the work done or material purchased which constitutes the subject Reimbursable Tenant Expenditures; (b) accompanied by copies of all statements, vouchers, or invoices from the parties named therein, in form reasonably satisfactory to Landlord; (c) accompanied by appropriate recordable waivers of lien rights satisfactory to Landlord, executed by all contractors, subcontractors, laborers, and materialmen who have furnished labor or material in connection with such Reimbursable
         Tenant Expenditures; and (d) certifying that all bills for labor and material of every kind and character incurred by Tenant and due and payable on or before the date of the application for such disbursement have been paid, except bills to be paid from the proceeds of such request for disbursement or being contested in accordance with the provisions of this Lease; provided, however, that this condition (vi) shall be deemed unsatisfied with respect to, and Landlord shall not be obligated to make any disbursement under this Subsection (A) in connection with, any request by Tenant for a disbursement to the extent that such disbursement relates to matters which are then the subject of an inspection report by Landlord's representative indicating that the subject work is unfinished or defective, or involves substandard materials, or has not been completed in a good and workmanlike manner in accordance with all applicable plans and specifications therefor and in accordance with all applicable private or deed restrictions, and all applicable federal, state and local laws, codes, ordinances, regulations and statutes, or requires corrective action.

         Notwithstanding anything in this Subsection (A) to the contrary, it is agreed that (1) any Reimbursable Tenant Expenditures described in this Subsection (A) relating to labor or materials which (1) cost, in the aggregate for the job, less than $50,000, and (II) do not constitute a portion of a larger amount of work of similar nature being done contemporaneously or work which would ordinarily be included under a contract of greater scope, but are segregated so as to be below the $50,000 limit, shall be subject to satisfying only the conditions of clauses (v) (to the extent applicable) and (vi) above to entitle Tenant to disbursements therefor as herein provided (the work described in this clause (1) being hereinafter referred to as the "Small Expenditure Items"), and (2) to the extent that any Reimbursable Tenant Expenditures described in this Subsection (A) pertain to work which, by its nature and customary practice in the construction industry, is never or rarely the subject of plans (including, without limitation, those items described on Attachment II attached hereto and made a part hereof), Tenant shall not be obligated to provide plans therefor as one of the conditions which must be satisfied to entitle Tenant to disbursements for such Reimbursable Tenant Expenditures (the work described in this clause (2) and on Attachment II being hereinafter referred to as the "No Plan Required items").

    (B) With respect to any Reimbursable Tenant Expenditures consisting of matters other than those described above in (1) and (4) and those pertaining to the In-house Design Allowance, Tenant has delivered to Landlord evidence reasonably satisfactory to Landlord of the cost of such of items or matters.

    (C) With respect to any Reimbursable Tenant Expenditures consisting of the matters described above in (4) and those pertaining to the In-house Design Allowance, Tenant has delivered to Landlord evidence reasonably satisfactory to Landlord as to the value of such services or resources at current market value and that such services or resources are directly related to Tenant's occupancy and use of the Premises.

    As used in this Section 7, "Hard Construction" shall mean any construction, improvements, demolition or alterations, including, without limitation, the installation of voice and data cabling, full height, moveable partitions ("highwall"), tenant improvements and installation of tenant fixtures, performed pursuant to this Section 7(b), commenced prior to October 1, 1999, but shall not include nonattached fixtures or equipment of Tenant such as computers, telephones or telephone switches or furniture or appliances which are not fixtures, artwork or graphics, or design, consulting or moving services. Tenant shall pay Landlord's representatives (as designated by Landlord) a construction management fee equal to 2.5% of all costs for materials and labor required for all Hard Construction, up to but not exceeding the total of all Tenant Allowance Amounts pertaining to Hard Construction (the "Construction Management Fee"). To the extent that Tenant is entitled to receive same as a portion of the Tenant Allowance Amounts, the Construction Management Fee shall be paid to Landlord's representative on behalf of Tenant directly by Landlord upon receipt by Landlord from Landlord's representative of an inspection report regarding the work to which such portion of the Construction Management Fee pertains and any other matters reasonably required by Landlord.

    Notwithstanding anything in this Section 7 to the contrary, a) Tenant shall not be entitled to any Tenant Allowance Amounts for, and Landlord shall not be obligated to make any payment to Tenant with respect to, any of the types expenditures by Tenant described in (3) or (4) above or with respect to expenditures for furniture or furniture systems

    (collectively, the "Limited Tenant Categories"), to the extent that any such disbursement or payment by Landlord would cause the total amount paid or disbursed by Landlord for any or all of such types of expenditures to exceed, in the aggregate, $1,130,484.60, (b) other than with respect to the Small Expenditure Items not of the described in subsection 7(b)A(v), all plans (except with respect to the No Plan Required Items) and specifications and all construction contracts pertaining to any Reimbursable Tenant Expenditures must be previously approved in writing by Landlord (or deemed approved as hereinbefore provided) prior to any related construction, and (c) Tenant shall not request and Landlord shall have no obligation to fund (i) more than one
    (1) disbursement of Reimbursable Tenant Expenditures in any thirty (30) day period, or (ii) any request for disbursement of any Reimbursable Tenant Expenditures which is, in the aggregate, for less than $5,000.00.

    If Tenant exercises its option to extend the Term of this Lease for the First Extension Period, the following provisions shall apply: To the extent that any portion of the Tenant Allowance Amounts pertaining to the Limited Tenant Categories have not and will not be requested by Tenant to be funded by Landlord on or prior to October 1, 1999, Tenant may, at Tenant's option, so advise Landlord in writing no later than September 1, 1999, requesting that such remaining Tenant Allowance Amounts pertaining to the Limited Tenant Categories which could otherwise be funded to Tenant be divided among and allocated equally toward payment of the remaining Basic Rental payments for the remaining months of the First Extension Period, and Landlord shall give Tenant credit in such amounts against such remaining monthly Basic Rental payments; provided, however, that (a) if no such notice is timely given to Landlord, Tenant shall have no right to any credit against future monthly installment payments of Basic Rental, and (b) in no event shall any such credited amounts exceed, in the aggregate, $1,130,484.60, less all amounts previously disbursed to Tenant as reimbursements or payments for items of Limited Tenant Categories."

    (l) The first sentence of Section 7(d) is amended by deleting the first word ("All") and substituting therefor the following:

         "Subject to the provisions of this Lease regarding Hard

         Construction which is the subject of Reimbursable Tenant Expenditures, all"

    (m)  Section 7(f) is hereby deleted in its entirety.

    (n) Section 8 is amended by deleting the last portion of the first sentence beginning with the words "provided, however" through the end of said sentence, and by inserting such deleted language immediately after the word "Premises" and prior to the words "(c) within sixty (60) days" in said first sentence of Section 8.

    (o)  Section 9(a) is amended as follows:

         i) in the fifth sentence after the words "Except to Permitted Transferees" the words "and except as expressly provided in clause or (A) in the last sentence of this Section 9a.," are added; and

         ii) the last sentence is amended by adding, after the words "Notwithstanding anything in this Section 9 to the contrary," the words (A) so long as no Event of Default exists under this Lease at the time of the giving of the notice hereinafter described in this sentence, Tenant shall have the right, from time to time, to assign or sublet any portion of the Building, up to but not exceeding 30% of the rentable space thereof after delivering to Landlord fifteen (15) days' prior written notice of Tenant's intention to do so, accompanied by (1) a copy of all documentation to be executed in connection with such assignment or subletting, (2) such information about the prospective assignee's or sublessee's business activities and intended use as Landlord shall reasonably require, (3) an accurate description of the space which will be affected, and (4) Tenant's written reconfirmation of Tenant's continued liability and obligations under this Lease, notwithstanding and unaffected in any way by such assignment or subletting (any such assignment or subletting described in this clause (A) not requiring Landlord's consent, but still constituting a "Transfer" as such term is used in this Lease), and (B)".

    (p)  Section 9(b) is amended as follows:

         i)   the following words are added immediately after the title of
         Section 9(b) and immediately prior to the word "Tenant" in the first line of said Section 9(b):

         "Subject to the last sentence of this Section 9(b),"; and

         ii)  the following sentence is added to the end of Section 9(b):

              "Notwithstanding anything in this Section 9b. to the contrary, so long as no Event of Default exists under this Lease, in the event that Tenant requests in writing Landlord's approval of an assignment or subletting of a portion of the Building, accompanied by the items described in (1), (2), (3) and (4) of
              Section 9a. above, and Landlord, acting in its sole and absolute discretion and without any limitation on Landlord's right to deny such approval, delivers to Tenant its written approval of such proposed sublease or assignment, Tenant may retain twenty-five percent (25%) of the excess compensation described above in this
              Section 9b. and shall be required to pay to Landlord only seventy-five percent (75%) of such excess compensation for such Transfer."

    (q) Section 10(a) is amended by adding the following sentence as the new last sentence thereof.

         "Notwithstanding the above, at such time as Principal Mutual Life Insurance Company or any party related to or affiliated with Principal Mutual Life insurance Company is no longer the "Landlord" under this Lease, and Tenant is able to obtain the insurance coverage described above for less than the then current Landlord under this Lease could obtain such insurance, Tenant shall have the right to obtain its own coverage of the Premises, so long as such coverage is as described above."

    (r) Section 10(c) is amended by deleting same and substituting therefor the following:

         "INDEMNITY" Subject to Section 10.b, Tenant shall defend, indemnify, and hold harmless Landlord,

         Landlord's mortgagee, and their agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including reasonable attorneys' fees and expenses) for any loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (including, without limitation, the obligations under Section 6 and Section 24 of this Lease), but not if caused by the negligence or fault of Landlord or its agents. Notwithstanding the above, Tenant does not indemnify any party with respect to any loss arising from the willful act or sole or gross negligence of Landlord, Landlord's mortgagee, or their agents, and Landlord hereby indemnifies Tenant with respect to any such loss. This indemnity provision shall survive termination or expiration of this Lease."

    (s) Section 11(a) is deleted in its entirety and the following substituted therefor:

         "a. SUBORDINATION. Subject to Landlord obtaining a non-disturbance and attornment agreement as described below, Tenant shall subordinate this Lease to any future deed of trust, mortgage or other security instrument, or any ground lease, master lease or primary lease, that hereafter covers all or any part of the Premises and runs in favor of the party granting such nondisturbance (the mortgagee under any such mortgage, the lessor under any such lease or any other beneficiary under any of such other instruments is hereinafter referred to as a "Landlord's Mortgagee".) Tenant shall not be obligated to subordinate this Lease unless and until a non-disturbance and attornment agreement containing the following provisions is entered into with Tenant (Tenant agreeing that Tenant shall not object to the inclusion of any of the provisions described in (iv) or (v) below):

              i) assurance that Tenant's tenancy and its enjoyment of rights under this Lease shall not be disturbed by any exercise of rights under or in connection with such superior instrument to which this Lease is being subordinated;

              ii) assurance that Tenant's tenancy may be terminated only in accordance with the default provisions of this Lease;

              iii) provisions that any successor to Landlord's interest in this
                   Lease, upon foreclosure or otherwise, shall assume all of the Landlord's obligations under this Lease arising after such party obtains an interest in this Lease;

              iv) provisions whereby Tenant agrees to attorn to such successor of Landlord's interest; and

              v) provisions whereby Tenant agrees to provide Landlord's Mortgagee with commercially reasonable notice and opportunity to cure periods for any default by Landlord under this Lease (A reasonable opportunity to cure shall not extend beyond thirty (30) days unless (A) Landlord's default cannot be cured within said thirty (30) day period, and (B) Landlord's mortgagee has proceeded promptly to cure and has pursued such cure with diligence and continuity, in which event the cure period shall not exceed one hundred twenty
                   (120) days.)"

    (t) Section 16(a) is deleted in its entirety and the following substituted therefor.

         "a. Tenant's failure to pay any Basic Rental or Additional Rent within ten (10) days after Landlord has delivered notice to Tenant that the same is due; provided, however, that (i) an Event of Default shall occur hereunder without any obligation of Landlord to give any notice to Tenant if Landlord has previously given Tenant written notice under this Section 16.a on two (2) occasions in any consecutive twelve (12) month period, or on eight (8) occasions during the Term, and (ii) no grace or notice periods in this Section 16a. shall apply to the accrual of any charge for payment received after its due date;"

    (u) Section 16(b) is amended by deleting the words "within such 30-day period and thereafter diligently pursue such cure without interruption" and substituting therefor the words "promptly after receipt of written notice and diligently pursues such cure, without interruption, to completion,".

    (v) Section 17(a) is amended by adding after the words "as reasonably determined by Landlord" in clause (B) thereof, the words "or, if then the subject of judicial proceedings, by the court,".

    (w) Section 17(b) is amended by deleting the words "Section 18.a" and substituting therefor the words "Section 19.a"

    (x) Section 17 is further amended by adding the following to the end of the paragraph therein beginning with the word "Additionally" (immediately after the words "thirty (30) days"):

         "The above-described rights of lock out in favor of Landlord shall be in lieu of lock out rights specified in subsection 93.002(c)(3) of the Texas Property Code, Landlord hereby waiving any additional lock out rights as provided in said subsection 93.002(c)(3) of the Texas Property Code."

    (y) Section 18 is amended by inserting "a. LANDLORD'S DEFAULT." immediately prior to the first word thereof deleting the word "lease" and replacing it with the word "Lease" in the first line thereof, and adding the words ", subject to the provisions of Section 18b. below," to the end of the fourth sentence thereof

    (z) Section 18 is further amended by adding thereto the following as a new subsection 18b.:

         "b. TENANT'S REMEDIES. If a "default" by Landlord exists as described above in Section 18a., including with respect to the funding of Tenant Allowance Amounts as required by this Lease (with all notice and grace periods described therein having expired and no cure having been made), Tenant shall have the right, after the expiration of such periods and during the continuance of any such uncured default by Landlord, to the following remedy as hereinafter provided:

              (i) At any time after the expiration of an additional five (5) days of notice by Tenant to Landlord of Tenant's intention to do so, Tenant may, in place of Landlord, perform the obligations which Landlord failed to perform and which caused the then existing default by Landlord as described in Section 18a. and, upon furnishing proof reasonably satisfactory to Landlord of amounts reasonably and necessarily expended for such purposes by Tenant, Landlord shall within forty-five (45) days after such proof is furnished to Landlord, reimburse Tenant for such expenses. If Landlord shall fail to reimburse Tenant for such expenses within such 45-day period, any dispute or disagreement between Landlord and Tenant with respect to the occurrence or continuance of such default by Landlord or Tenant's exercise of rights under this Section 18b. including, without limitation, Tenant's right to reimbursement for expenditures as above described shall be settled by arbitration in accordance with the "Expedited Procedures" and other procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Any judgment or award entered as a result of such arbitration may be entered in any court having jurisdiction thereof. Either Tenant or Landlord may, immediately after the end of the above-described 45-day period, institute the arbitration procedure in accordance with the requirements of the AAA, and the "Expedited Procedures" of the AAA shall be applied to such arbitration process. Submission of three (3) copies of this Lease by Landlord or Tenant at any regional office of the AAA shall constitute three (3) copies of the "arbitration provisions of the contract" as required by Commercial Arbitration Rules. A neutral arbitrator shall be appointed by the AAA in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the AAA, whether or not the amount in controversy is less than or exceeds $50,000.00, exclusive of interest and arbitration costs. Once the arbitration process is commenced by Landlord or Tenant, the parties shall have no other rights or remedies at law or in equity with respect to the obligations which are to be the subject of the arbitration, and the decision and/or award which is the result of the arbitration process herein described shall be dispositive as to all rights, remedies and controversies with respect to such obligations. Satisfaction of any award shall constitute the sole and exclusive remedy with respect to the subject matter of the arbitration, all subject to the provisions of subsection (ii) below. The decision and/or award by the arbitrator shall be final and binding upon both Landlord and Tenant. The cost and expenses of each arbitration proceeding shall be borne by or between the parties as determined by the arbitrator. This agreement to arbitrate shall be specifically enforceable.

              (ii) At all times prior to the end of the ten (10), day period described below, Tenant shall continue to perform all of its obligations under this Lease as provided in this Lease, including, without limitation, those with respect to the payment of Rent. In the event that the arbitration results in a decision in favor of Tenant requiring Landlord to reimburse Tenant for expenditures by Tenant, Landlord shall comply with the requirements of such arbitration decision within ten (10) days of the time to do so as specified in the decision. If Landlord fails to comply within such ten (10) day period with any arbitration decision in favor of Tenant, Tenant shall have the right immediately after such ten-day period to offset any such arbitration award against the next payment of Basic Rental becoming due and, if such award is greater than the payment of Basic Rental next becoming due, against each successive payment of Basic Rental becoming due, until the total of all amounts so offset against Basic Rental equals the amount of the arbitration award."

    (aa) Section 20 is amended by adding the following words to the next to the last sentence thereof.

         "upon the earlier to occur of (i) the expiration of thirty (30) days after Landlord's written notice to Tenant to remove same, and (ii) Landlord's receipt of written notice from Tenant that such items have been abandoned to Landlord."

    (ab) Section 24 is amended by deleting the phrase "(including, without limitation, those arising from Landlord's joint comparative or concurrent negligence with any party" and substituting therefor the words "(INCLUDING, WITHOUT LIMITATION, THOSE ARISING FROM LANDLORDS JOINT,

    COMPARATIVE OR CONCURRENT NEGLIGENCE WITH ANY PARTY."

    (ac) The following sections are added:

         "27. PARKING. Tenant shall be entitled to the exclusive use of all parking spaces in the parking garage constituting a portion of the Premises, free of charge, and shall determine if any spaces shall be designated and marked as reserved spaces.

         28. ROOF RIGHTS AND CONNECTIVITY. Tenant shall have the exclusive use of the roof of the Building for installation of telecommunications equipment, such as satellite dish antennae. Tenant may use existing conduits, shafts and ducts located in the Building and may install conduit and additional Building entrance links, as necessary to connect Tenant's telecommunications equipment inside the Building to other tenants of the Building and to telecommunications facilities outside the Building, all subject to Landlord's reasonable written approval of the method of installation thereof."

    (ad) The addresses for Landlord as shown beside Landlord's execution are deleted and replaced with the following:

              "Trammell Crow Dallas/Fort Worth, Inc.
              2200 Ross Avenue, Suite 3700
              Dallas, Texas 75201
              Attention:  Tony Click

              With a copy to:

              Principal Mutual Life Insurance Company
              711 High Street
              Des Moines, Iowa 50392-0300
              Attention: Dan Thornton"

    3. REPRESENTATIONS BY LANDLORD. Landlord hereby represents to Tenant as follows:

    (a) Landlord is the current owner of the Premises, subject to various easements and other title exceptions; provided, however, that such title exceptions do not include any mortgages, deeds of trust or other security instruments pursuant to which Landlord has encumbered the Premises.

    (b) Landlord has the power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and Landlord has taken all necessary action to authorize the execution and delivery of this Amendment. This Amendment has been duly authorized, executed and delivered by Landlord and does not conflict with, contravene or constitute a default under or breach of any (i) agreements, contracts or documents to which Landlord is a party or by which Landlord is bound, or (ii) law, statute, rule, ordinance, regulation or public or private restriction governing or pertaining to Landlord. The execution and delivery of this Amendment by Landlord requires no consent, approval, joinder or action by any other party or entity (governmental, judicial or private) or by any other officer, director, or committee or board of Landlord, which has not been previously and properly obtained.

    4. REPRESENTATIONS BY TENANT. Tenant hereby represents to Landlord as follows:

    (a) Neither Tenant nor, to the best of Tenant's knowledge, any portion of the Premises, is in default with respect to any of the restrictions, covenants, conditions or requirements of The Las Colinas Association or any of the restrictions, covenants, conditions or requirements contained in the Las Colinas Declaration recorded in Volume 73166, Page 1001, ET SEQ., that certain Correction of Declaration dated August 8, 1977, recorded in Volume 77154, Page 1096, ET SEQ., that certain Second Correction to Declaration dated June 19, 1979, recorded in Volume 79122, Page 0749, ET SEQ., that certain Third Correction to Declaration dated March 1, 1982 recorded in Volume 82071, Page 3244, ET SEQ., or the Supplementary Declaration No. 23 dated November 13, 1980, recorded in Volume 80245, Page 2756, ET SEQ., all of such references being to the Real Property Records of Dallas County, Texas. There are no delinquent monetary obligations, assessments or other fees or amounts owed to the Association which have not been paid.

    (b) Tenant has the power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and Tenant has taken all necessary action to authorize the execution and delivery of this Amendment. This Amendment has been duly authorized, executed and delivered by Tenant and does not conflict with, contravene or constitute a default under or breach of any (i) agreements, contracts or documents to which Tenant is a party or by which Tenant is bound, (ii) law, statute, rule, ordinance, regulation or public or private restriction governing or pertaining to Tenant, or (iii) any litigation or legal or administrative proceedings affecting Tenant, and is not adversely affected by any litigation or legal or administrative proceedings affecting Tenant. The execution and delivery of this Amendment by Tenant requires no consent, approval, joinder or action by any other party or entity (governmental, judicial or private) or by any other officer, director, committee or board of Tenant, which has not been previously and properly obtained.

    (c) Tenant is not currently the subject of or involved in, any insolvency proceeding or bankruptcy case.

    5. ADA COMPLIANCE. As of the date of this Amendment, Landlord assumes the responsibility to evaluate the lobby areas, building access and egress, and related sidewalks, driveways, ramps and curbs, and parking areas, escalators and elevators of the Building for compliance with the Americans With Disabilities Act of 1990 ("ADA") and to bring any of such areas which are not in compliance with the requirements of the ADA into compliance as provided below. Any work or alterations required by this Section will be performed by Landlord at Landlord's sole cost and expense, in phases and at such times and in such manner as may be reasonably determined by Landlord to be necessary so as to comply with applicable laws. Notwithstanding anything in this Section to the contrary, (a) Landlord's obligations hereunder are limited to Landlord's interest in and to the Premises, (b) Tenant shall be responsible for the compliance with ADA of all areas of the Premises except for the lobby areas, building access and egress, and related sidewalks, driveways, ramps and curbs, and parking areas, escalators and elevators of the Building, and (c) any liability concerning or necessity for any additional alterations to any portion of the Premises under, the ADA or any of the rules, regulations or guidelines promulgated thereunder, caused or created by any alterations or additions to the Premises performed under Section 7b. of the Lease shall be the responsibility of Tenant and any additional alterations so necessitated shall be the responsibility of and shall be performed by Tenant, and Tenant agrees to be responsible for all of the costs and liabilities with respect thereto, arising under the ADA or the rules, regulations or guidelines promulgated thereunder.

    6. BROKER'S FEE. Landlord and Tenant represent to each other that the only brokers, finders or similar parties involved with respect to the execution of this Amendment are The Staubach Company, representing Tenant, and Trammell Crow Dallas/Fort Worth, Inc., representing Landlord, and Landlord and Tenant hereby indemnify and hold harmless each other with respect to any fees or commissions claimed by any other brokers, finders or similar parties. Landlord shall be responsible for paying to The Staubach Company within thirty (30) days after the execution of this Amendment, a fee for all services rendered in connection with the execution of this Amendment, as specified in and as required by the terms of a separate agreement pertaining thereto executed between Landlord and The Staubach Company. In the event that Landlord fails to pay such brokerage commission to The Staubach Company within said thirty (30) day period in accordance with the terms of such separate agreement, Tenant shall have the right to pay such amount to The Staubach Company as payment in full, and, upon Landlord's receipt from The Staubach Company of written acknowledgment of such payment in full by Tenant, to receive a credit for such amount paid against the installment of Basic Rental next becoming due. Except for the fee to be paid to The Staubach Company as specified in and as required by the terms of the separate agreement pertaining thereto between Landlord and The Staubach Company described in this Section 6, no other amounts shall be owed to The Staubach Company by Landlord or payable out of any of the Tenant Allowance Amounts in Connection with the execution of this Amendment and/or the other documents executed contemporaneously herewith.

    7. AGREEMENT REGARDING UTILITIES. Tenant hereby reaffirms its obligations under that certain Agreement Regarding Utilities dated as of September 17, 1992, originally executed between Landlord, Original Tenant, and the Trustees of the Zale Employees Child Care Association Plan and Trust, as amended by that certain First Amendment to Agreement Regarding Utilities dated as of even date herewith executed between Landlord, Tenant, as successor-in-interest of Original Tenant, and the Trustees of the Zale Employees Child Care Association Plan and Trust (collectively, the "UTILITY SEPARATION AGREEMENT"), and agrees and confirms that Tenant is responsible for all obligations, duties and liabilities of Original Tenant thereunder as if Tenant had been the original signatory to the Utility Separation Agreement instead of Original Tenant.

    8.   MISCELLANEOUS.

    (a) The terms and conditions hereof may not be modified, amended, altered or otherwise affected except by instrument in writing executed by Landlord and Tenant.

    (b) Except as extended and expressly modified hereby, the terms and conditions of the Original Lease are and will remain in full force and effect as originally written.

    (c) This Amendment may be executed in several counterparts, and all so executed will constitute one and the same instrument, binding on the parties hereto, notwithstanding that the parties are not signatories to the same counterpart.

    (d) This Amendment shall be binding upon the parties hereto, their successors and assigns, and shall inure to the benefit of the parties' respective legal representatives, successors and assigns.

    (e) If any provision of this Amendment is held to be illegal or unenforceable, such fact shall not affect any other provision of this Amendment, and this Amendment shall be construed as if such provision had never been contained herein.

    (f) The captions, headings and arrangements used in this Amendment are for convenience only and do not in any way affect, limit, amplify or otherwise modify the terms and provisions hereof.

    (g) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO THE TRANSACTIONS IN TEXAS.

    (h) This Amendment, the Original Lease and the Utilities Separation Agreement, as amended by that certain First Amendment to Agreement Regarding Utilities dated as of even date herewith, executed by Landlord, Tenant and Trustees of the Zale Employees Child Care Association Plan and Trust, contain the entire agreement between the parties hereto with respect to the matters set forth herein. No variations, modifications or changes hereof shall be binding upon any party unless set forth in a document duly executed by the parties hereto. Except as expressly provided in this Amendment, this Amendment completely supersedes and replaces all prior written and oral communications between Landlord and Tenant and their respective agents and representatives, all such communications being entirely merged into this Amendment and extinguished for all purposes upon the execution hereof and being of no further force or effect whatsoever.

    (i) Contemporaneously with the execution of this Amendment, Landlord and Tenant will execute and deliver that certain Memorandum of First Amendment to Lease, dated as of February 2, 1996, to be recorded in the Real Property Records of Dallas County, Texas, for the purpose of putting all parties on notice of the existence of this Amendment.


    EXECUTED TO BE EFFECTIVE AS OF THE DATE ABOVE FIRST WRITTEN.


TENANT:                      ZALE DELAWARE, INC.
                             a Delaware corporation


                             By: /S/ROBERT J. DINICOLA
                                 -----------------------------
                             Name: ROBERT J. DINICOLA
                                   ---------------------------
                             Title: CHAIRMAN AND CEO
                                    --------------------------

LANDLORD:                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY,
                             an Iowa corporation

                             By: /S/ STEVEN GRAVES
                                 -----------------------------
                             Name: STEVEN GRAVES
                                   ---------------------------
                             Title: 2ND VICE PRESIDENT
                                    --------------------------
                             COMMERCIAL REAL ESTATE LOANS
                             ---------------------------------

                             By: /S/MARTY CHOPP
                                 -----------------------------
                             Name: MARTY CHOPP
                                   ---------------------------
                             Title: ASSISTANT DIRECTOR
                                    --------------------------
                             COMMERCIAL REAL ESTATE
                             ---------------------------------

                                     ATTACHMENT I

                      Calculation of Basic Rental for Extension
                    Periods other than the First Extension Period

    The Basic Rental to be paid by Tenant per annum for each Extension Period other than the First Extension Period shall be the "Fair Market Rental Rate" as hereinafter defined, and determined in accordance with the provisions of this Attachment I.

    The "FAIR MARKET RENTAL RATE" shall mean the market rental rate per annum for the 5 year extension term for which such determination is being made, for office space in comparable buildings of comparable age, quality, and condition, and for space of comparable quality, size, utility, and location (in the Greater Dallas/Fort Worth metropolitan area), taking into account all relevant factors applicable to lease transactions in the market, including, without limitation, parking rates which will be in effect, allowances, the value of improvements in the premises, special use tenant improvements which would not be removed at expiration, the basis for payment of taxes, operating expenses and electricity, the length of term, the creditworthiness of Tenant, the value attributable to rights of first offer or lack thereof, and all other factors affecting rent in the market for new lease and lease renewal transactions, all adjusted so as to reflect such items as of the beginning of the period of time covered by the subject 5 year extension.

    Landlord shall deliver to Tenant notice of the Fair Market Rental Rate (the "FMR Notice") for the subject Extension Period on or before 18 months before the expiration of the then current Term. If Landlord shall fail to deliver to Tenant the FMR Notice 16 months before the expiration of the then current Term, Tenant shall then also have the right to prepare and deliver the FMR Notice (the party first delivering the FMR Notice being hereinafter referred to as the "Notifying Party" and the party receiving such FMR Notice being hereinafter referred to as the "Notice Recipient"). The FMR Notice shall specify the Notifying Party's assessment of the Fair Market Rental Rate for the Premises for the subject Extension Period. The Notifying Party shall also specify in the FMR Notice the extent to which, if at all, allowances, concessions or other tenant inducements for the subject Extension Period for the Premises are included; however, Landlord shall not be required to give any such allowances, concessions or other tenant inducements, but the calculation of Fair Market Rental Rate for the Premises shall be appropriately reduced by the value of such tenant inducements to the extent that they are not included in the FMR Notice, if such tenant inducements would be customarily granted to a comparable tenant for comparable space (as described above) during the subject Extension Period.

    If the Notice Recipient disagrees with the Notifying Party's assessment of the Fair Market Rental Rate specified in a FMR Notice, then the Notice Recipient shall so advise the Notifying Party in writing within 30 days after delivery of such FMR Notice; otherwise, the rates set forth in such FMR Notice shall be the Fair Market Rental Rate. If the Notice Recipient timely delivers to the Notifying Party written notice that it disagrees with the Notifying Party's assessment of the Fair Market Rental Rate, then Landlord and Tenant shall meet to attempt to determine the Fair Market Rental Rate.
If Tenant and Landlord are unable to agree in writing on such Fair Market Rental Rate within 15 business days after the Notice Recipient advises the Notifying Party of its disagreement with the Notifying Party's assessment of the Fair Market Rental Rate, then, within 10 days after such 15-day period expires, Landlord and Tenant shall each appoint an independent MAI real estate appraiser with at least 5 years commercial real estate appraisal experience in the Greater Dallas/Fort Worth metropolitan area. The two appraisers shall then, within 10 days after their designation, select an independent third appraiser with like qualifications.

    If the two appraisers are unable to agree on the third appraiser within such 10 day period, either Landlord or Tenant, by giving 5 days prior written notice thereof to the other, may submit the dispute as to the identity of a third appraiser who meets the qualifications stated above to be settled by arbitration in accordance with the "Expedited Procedures" and other procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), and any decision entered as a result of such arbitration shall be final and binding as to the identity of the third appraiser. Submission of three (3) copies of this Lease by Landlord or Tenant at any regional office of the AAA shall constitute three (3) copies of the "arbitration provisions of the contract" as required by the Commercial Arbitration Rules. The costs and expenses of any such arbitration proceeding shall be borne between Landlord and Tenant equally, and this agreement to arbitrate shall be specifically enforceable.

    If either Landlord or Tenant shall fail to timely appoint an appraiser as provided above, such party shall forfeit its right to appoint an appraiser and the Fair Market Rental Rate shall be determined solely by the qualified appraiser timely appointed by the other party, without the necessity for any third appraiser being appointed.

    If both Landlord and Tenant timely appoint an appraiser as provided above, then within 30 days after the selection of the third appraiser (whether by agreement or as a result of the arbitration process described above), a majority of the appraisers shall determine the Fair Market Rental Rate based upon the factors described in this Attachment I. If a majority of the appraisers is unable to agree upon the Fair Market Rental Rate by such time, the two closest appraisals shall be averaged and the average will be the Fair Market Rental Rate.

    If any appraiser fails to complete his or her appraisal within said 30-day period after selection of the third appraiser so that it may be used in determining the Fair Market Rental Rate as provided above, the Fair Market Rental Rate shall be determined by averaging the other two appraisals and no portion of the uncompleted appraisal shall have any bearing thereon. Tenant and Landlord shall each bear the entire cost of the appraiser selected by it and shall share equally the cost of any third appraiser. The Fair Market Rental Rate determined by the appraisal process described in this ATTACHMENT I shall be binding upon the parties for all purposes.

                                ATTACHMENT II

    1.   carpet installation

    2.   painting

    3.   wallcovering

    4. installation and relocation of movable components and equipment which are not attached to the Building

    5. installation of energy efficient light fixtures, which (i) require no rewiring, and (ii) cause no change in the outward appearance of the Building

    6. replacement of existing restroom and breakroom flooring with material of the same type and of equal quality as that replaced

                                                                       EXHIBIT A

BEING a 15.221 acre tract of land situated in the Anton Kuhn Survey, Abstract No. 729 in the City of Irving, Dallas County, Texas and being a part of a
30.91 acre tract of land conveyed to Zales Corporation by deed recorded in Volume 80243, Page 2774 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

COMMENCING at a 3/8 inch iron rod set at an angle point of the most Easterly intersection of the North right-of-way line of Walnut Hill Lane (110 feet wide at tangent) and the East right-of-way line of MacArthur Boulevard (100 feet wide at tangent);

THENCE along the North right-of-way line of said Walnut Hill Lane as follows:

    North 89 degrees 39 minutes 20 seconds East a distance of 163.08 feet to a 5/8 inch iron rod set for corner;

    South 84 degrees 52 minutes 06 seconds East a distance of 87.02 feet to a 5/8 inch iron rod set for corner;

    North 05 degrees 07 minutes 54 seconds East a distance of 11.00 feet to a 3/8 inch iron rod set for corner;

    South 84 degrees 32 minutes 06 seconds East a distance of 9.51 feet to a 5/8 inch iron rod set for corner;

    North 89 degrees 59 minutes 20 seconds East a distance of 98.78 feet to an "X" cut in concrete set for the POINT OF BEGINNING of the herein described tract of land;

THENCE departing the North right-of-way line of said Walnut Hill Lane North 00 degrees 04 minutes 27 seconds East a distance of 92.02 feet to a 5/8 inch iron rod set at the beginning of a curve to the right from which the radius point bears South 89 degrees 55 minutes 33 seconds East a distance of 344.50 feet;

CONTINUE along said curve to the right through a central angle of 16 degrees 02 minutes 22 seconds and an ac length of 96.44 feet to an "X" cut in concrete set for corner;

THENCE North 73 degrees 33 minutes 11 seconds West a distance of 32.00 feet to a 5/8 inch iron rod set in the Southeasterly line of a 1.142 acre tract of land as recorded in Volume 84065, page 3783 of the Deed Records of Dallas County, Texas said iron rod

                                                                       EXHIBIT A

also being the beginning of a non-tangent curve to the right from which the radius point bears South 73 degrees 53 minutes 11 seconds East a distance of
376.50 feet;

CONTINUING along said curve to the right through a central angle of 51 degrees 52 minutes 59 seconds and an arc length of 340.93 feet to a 5/8 inch iron rod set for the most Easterly Southeast corner of said 1.142 acre tract of land;

THENCE South 22 degrees 00 minutes 12 seconds East a distance of 10.00 feet to a 5/8 inch iron rod set for corner, said iron rod being at the beginning of a curve to the right from which the radius point bears South 22 degrees 00 minutes 12 seconds East a distance of 366.50 feet;

CONTINUING along said curve to the right through a central angle of 02 degrees 32 minutes 52 seconds and an arc length of 16.30 feet to an "X" cut in concrete set for corner;

THENCE North 00 degrees 07 minutes 44 seconds East a distance of 90.04 feet to a 3/8 inch iron rod set for corner;

THENCE North 89 degrees 46 minutes 23 seconds West a distance of 39.31 feet to a 3/8 inch iron rod set for corner;

THENCE North 00 degrees 13 minutes 37 seconds East a distance of 181.10 feet to a 5/8 inch iron rod set at the beginning of a curve to the right from which the radius point bears North 30 degrees 19 minutes 39 seconds East a distance of 57.02 feet;

CONTINUING along said curve to the right through a central angle of 59 degrees 57 minutes 30 seconds and an arc length of 39.68 feet to a 5/8 inch iron rod set at the point of tangency;

THENCE North 00 degrees 17 minutes 27 seconds East a distance of 158.67 feet to an "X" cut in concrete set for corner;

THENCE North 65 degrees 41 minutes 15 seconds East a distance of 40.61 feet to an "X" cut in concrete set at the beginning of a curve to the right from which the radius point bears South 24 degrees 18 minutes 46 seconds East a distance of 876.50 feet;

CONTINUING along said curve to the right through a central angle of 34 degrees 14 minutes 41 seconds and an arc length of 523.87 feet to a 3/8 inch iron rod set at the point of tangency;

                                                                       EXHIBIT A

THENCE South 80 degrees 04 minutes 03 seconds East a distance of 66.60 feet to an "X" cut in concrete set for corner;

THENCE South 00 degrees 23 minutes 43 seconds West a distance of 12.00 feet to an "X" cut in concrete set for corner;

THENCE South 80 degrees 01 minutes 01 seconds East a distance of 36.18 feet to an "X" cut in concrete set for corner;

THENCE South 00 degrees 10 minutes 45 seconds West a distance of 167.74 feet to a 3/8 inch iron rod set at the beginning of a curve to the right from which the radius point bears North 89 degrees 49 minutes 15 seconds West a distance of 60.17 feet;

CONTINUING along said curve to the right through a central angle of 57 degrees 40 minutes 20 seconds and an arc length of 60.57 feet to a 5/8 inch iron rod set for corner;

THENCE South 00 degrees 03 minutes 41 seconds West a distance of 381.26 feet to a 5/8 inch iron rod set for corner;

THENCE South 89 degrees 36 minutes 19 seconds East a distance of 10.37 feet to a 5/8 inch iron rod set for corner;

THENCE South 00 degrees 03 minutes 41 seconds West a distance of 85.82 feet to a 5/8 inch iron rod set at the beginning of a curve to the right from which the radius point bears South 59 degrees 44 minutes 26 seconds West a distance of 55.79 feet;

CONTINUING along said curve to the right through a central angle of 30 degrees 03 minutes 23 seconds and an arc length of 29.27 feet to a 5/8 inch iron rod set at the point of tangency;

THENCE South 00 degrees 12 minutes 11 seconds East a distance of 255.72 feet to an "X" cut in concrete set in the North right-of-way line of said Walnut Hill Lane;

THENCE along the North right-of-way line of said Walnut Hill Lane as follows:

    North 89 degrees 55 minutes 33 seconds West a distance of 204.60 feet to a 5/8 inch iron rod set for corner;

    South 00 degrees 04 minutes 27 seconds West a distance of 11.00 feet to an "X" cut in concrete set for corner;

                                                                       EXHIBIT A


North 89 degrees 33 minutes 33 seconds West a distance of 405.00 feet to a 3/8 inch iron rod set for corner;

    North 00 degrees 04 minutes 27 seconds East a distance of 11.00 feet to a 5/8 inch iron rod set for corner;

    North 89 degrees 33 minutes 33 seconds West a distance of 130.00 feet to a 5/8 inch iron rod set for corner;

    South 89 degrees 52 minutes 20 seconds West a distance of 16.83 feet to the POINT OF BEGINNING and containing within these metes and bounds 15.221 acres of 663,030 square feet of land more or less and being subject to easements of record.